Exhibit 10.11

Strategic Cooperation Agreement on Cloud Container Services

Party A (Buyer): Xiamen Suxiang Technology Co., Ltd.

Unified Social Credit Code: 91350200MA2XRE4H00

Address: Room 310-1, 966 Anling Road, Huli District, Xiamen

Contact Person: You Shui, Tel: 18950054544

Party B (Service Provider): Zhongke Shituo (Nanjing) Technology Co., Ltd.

Unified Social Credit Code: 91320191MA1XM5TX71

Address: Room 935, Fuying Building, 99 Tuanjie Road, Nanjing Area, China (Jiangsu) Pilot Free Trade Zone

Contact Person: Zhou Ying, Tel: 15335190557

Article 1 Purpose of Cooperation

Based on their wish for long-term cooperation, Party A and Party B have reached strategic cooperation on Party A’s procurement cloud services of container from Party B.

Article 2 Services and Standards

2.1 Services

Party B shall provide Party A with cloud container services, including but not limited to:

(1) Infrastructure layer: elastic supply of physical hardware resources such as computing, storage, and network;

(2) Operation and maintenance services.

2.2 Service activation method

After Party A’s online recharge through Party B’s official website (account ID: 19859237862), it will immediately activate resources according to actual needs.

2.3 Party A has the right to verify the performance of the cloud services used, and Party B shall provide Party A with safe and legal service products, ensure that the functions and quality of the service products are consistent with the Contract, and provide technical support, pre-sales and after-sales services of the service products.

2.4 Party A shall use the cloud services provided by Party B within the scope of its approved or registered qualifications. Party A shall not utilize the services provided by Party B to conduct businesses that Party A is not qualified for, or those provided by Party B to engage in activities prohibited by the laws of China. If Party B is punished by an upstream IDC service provider or telecom service provider or by relevant state authorities due to Party A’s misconduct or illegal act, all responsibilities including service suspension and termination arising therefrom shall be borne by Party A.

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Article 3 Fees and Payments

3.1 Billing mode

Pre-recharge account deduction system: Party A shall recharge the account on demand, and the recharge amount will be deducted in real time according to the actual resource use. The unit prices of resources shall be subject to those published on Party B’s official website.

3.2 Invoice management

Party A shall apply for an invoice online after recharge. The billing information shall be those entered by Party A when applying for an invoice.

Article 4 Data Security and Privacy

4.1 Data ownership

The data stored by Party A in Party B’s equipment shall be owned by Party A. Party B shall not log in to Party A’s cloud server, or monitor Party A’s relevant data with technical means.

4.2 The data retention period shall be subject to the regulations of AutoDL official website (https://www.autodl.com/docs/)

Article 5 Term and Termination of the Agreement

5.1 Term

The Agreement will come into effect from the date on which it is signed and stamped by Party A and Party B, and will remain valid until December 31, 2027. 30 days before its expiry, the Agreement will automatically be renewed for 3 years if both parties raise no written objection.

5.2 Early termination

Any party must give a 30-day written notice to terminate the Agreement. If there is an unused balance in Party A’s account that has been invoiced, Party A may continue to use the services at the price agreed hereunder until the account balance is used up. If there is unused balance that has not been invoiced, Party B shall refund the balance to Party A in the original way.

Article 6 Dispute Resolution

Disputes arising from the Contract shall be settled by both parties through negotiation. If the negotiation fails, either party shall have the right to file a lawsuit with the people’s court with jurisdiction in the place where Party B is located.

Article 7 Miscellaneous

This Agreement is made in duplicate, with Party A and Party B holding one copy respectively. The scanned copy and the photocopy shall have the same legal effect as the original.

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Party A (Seal): Xiamen Suxiang Technology Co., Ltd.	Party B (Seal): Zhongke Shituo (Nanjing) Technology Co., Ltd.

Legal/Authorized Representative: You Shui (Signature)	Legal/Authorized Representative: Zhou Ying (Signature)
Date of Signing: May 13, 2025	Date of Signing: May 13, 2025

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